      As filed with the Securities and Exchange Commission on September 3, 1996
                                      Registration No.  333-
                                                       -------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                         ------------------------------------
                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                   AFFYMETRIX, INC.
                           ------------------------------
                (Exact Name of Registrant as Specified in Its Charter)

                 CALIFORNIA                                      77-0319159
            -------------------                            ---------------------
        (State or Other Jurisdiction of                      (I.R.S.Employer
       Incorporation or Organization)                       Identification No.)

               3380 CENTRAL EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051
            --------------------------------------------------------
                       (Address of Principal Executive Offices)

                                  1993 Stock Plan
                     1996 Nonemployee Directors Stock Option Plan
                               (Full Title of the Plan)

                                Kenneth J. Nussbacher
                 Executive Vice President and Chief Financial Officer
                                   Affymetrix, Inc.
                3380 CENTRAL EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051
               ------------------------------------------------------
                       (Name and Address of Agent For Service)

                                   (408) 522-6000
         --------------------------------------------------------------
            (Telephone Number, Including Area Code, of Agent For Service)

                         Copy to:  Stephen C. Ferruolo, Esq.
                           Heller Ehrman White & McAuliffe
                                525 University Avenue
                          Palo Alto, California  94301-1908
                                    (415) 324-7000


                                  CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum     Proposed Maximum         Amount of
Title of Securities            Amount to be       Offering Price     Aggregate Offering       Registration
to be Registered                Registered         per Share (1)            Price                 Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock, no par value      3,394,521            $13.875              $47,098,978            $16,242
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on August 30, 1996.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

         (a) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996;

         (b)  The registrant's Registration Statement on Form S-1 (No. 333
- -3648) filed with the Commission on April 15, 1996, as amended;

         (c) The description of the Common Stock of the registrant contained in the registrant's Registration Statement on Form 8-A (No. 0-28218) filed with the Commission on April 16, 1996 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"); and

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the Common Stock offered hereby will be passed upon for the registrant by Heller Ehrman White & McAuliffe, Palo Alto, California. As of the date of this Registration Statement, members of Heller Ehrman White & McAuliffe beneficially own 27,080 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its articles of incorporation and by-laws provisions regarding the indemnification of officers and directors of the registrant. Article Four of registrant's Amended and Restated Articles of Incorporation provides as follows:

    "The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by by-law, agreement or otherwise, in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expense to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended."

    Section 29 of the registrant's By-Laws, as amended, provides as follows:

    "29.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (A) INDEMNIFICATION. To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgment, fines settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this By-law in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this By-law, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expenses to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this By-law to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this By-law are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

    (B) PROCEDURE. Upon written request to the Board of Directors by a person seeking indemnification under this By-law, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

    (C) DEFINITIONS. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification."

    The registrant has entered into indemnification agreements with each of its current directors and officers or persons controlling the Registrant pursuant to the foregoing provisions.

ITEM 8.  EXHIBITS

 5       Opinion of Heller Ehrman White & McAuliffe

 23.1    Consent of Ernst & Young LLP, Independent Auditors

 23.3    Consent of Heller Ehrman White & McAuliffe
         (filed as part of Exhibit 5)

 24      Power of Attorney (See page II-6)

 99.1    1993 Stock Plan, as amended

 99.2    1996 Nonemployee Directors Stock Option Plan


ITEM 9.  UNDERTAKINGS

    A.   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of August, 1996.

                                                AFFYMETRIX, INC.



                                                By: /s/ John D. Diekman
                                                   --------------------------
                                                   John D. Diekman, Ph.D.
                                                   Chief Executive Officer and
                                                   Chairman
                                                  (Principal Executive Officer)



                         POWER OF ATTORNEY TO SIGN AMENDMENTS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John D. Diekman, Ph.D. and Kenneth J. Nussbacher, or either or them, each with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                          CAPACITY                      DATE
     ---------                          --------                      ----

    /s/ John D. Diekman
    ---------------------------
    John D. Diekman Ph.D.              Director, Chief          August 30, 1996
                                       Executive Officer and
                                       Chairman
                                       (Principal Executive
                                       Officer)
    /s/ Stephen P.A. Fodor
    ---------------------------
    Stephen P.A. Fodor, Ph.D.          Director and President   August 30, 1996

    /s/ Paul Berg
    ---------------------------
    Paul Berg, Ph.D.                   Director                 August 30, 1996

    /s/ Douglas M. Hurt
    ---------------------------
    Douglas M. Hurt                    Director                 August 30, 1996

    /s/ Vernon R. Loucks, Jr.
    ---------------------------
    Vernon R. Loucks, Jr.              Director                 August 30, 1996

    /s/ Barry C. Ross
    ---------------------------
    Barry C. Ross, Ph.D.               Director                 August 30, 1996

    /s/ David B. Singer
    ---------------------------
    David B. Singer                    Director                 August 30, 1996

    /s/ John A. Young
    ---------------------------
    John A. Young                      Director                 August 30, 1996


    ----------------------------
    Alejandro C. Zaffaroni, Ph.D.      Director

    /s/ Kenneth J. Nussbacher
    ----------------------------
    Kenneth J. Nussbacher              Chief Financial          August 30, 1996
                                       Officer (Principal
                                       Financial and
                                       Accounting Officer)

                                  INDEX TO EXHIBITS
                                 ------------------



                                                                   SEQUENTIALLY
  ITEM                                                               NUMBERED
   NO.            DESCRIPTION OF ITEM                                  PAGE
  ----  -------------------------------------------------------    ------------
   5         Opinion of Heller Ehrman White & McAuliffe. . . . . .

  23.1       Consent of Ernst & Young LLP, Independent Auditors. .

  23.3       Consent of Heller Ehrman White & McAuliffe
             (filed as part of Exhibit 5). . . . . . . . . . . . .

  24         Power of Attorney (see page II-6) . . . . . . . . . .

  99.1       1993 Stock Plan, as amended . . . . . . . . . . . . .

  99.2       1996 Nonemployee Directors Stock Option Plan. . . . .